UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - November 14, 2005

ACE LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

  ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant's telephone number, including area code:  (441) 295-5200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On November 14, 2005, the Company amended and restated its outsourcing agreement with IBM Corporation relating to the management of the Company's information technology infrastructure.  The amendment extended the term of the outsourcing agreement for an additional three years so that the agreement will be in effect until 2012 and reduced the projected payments from ACE per year by an estimated $11 million dollars.  Additionally, the amendment reduced the termination charges that ACE would incur by terminating the outsourcing agreement early.  The amendment is effective as of November 1, 2005.

In contrast to the existing outsourcing agreement, the amendment permits ACE to obtain from third parties services similar to those provided by IBM.  Further, the amendment includes new methodologies for measuring the levels of service provided by IBM and includes express goals for the levels of service that IBM is required to provide.  Finally,  the amendment permits IBM to provide some services from locations outside the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

	By:	/s/ Paul B. Medini
Paul B. Medini
Chief Accounting Officer

DATE: November 15, 2005